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EXHIBIT 23.2


                                  CONSENT OF
                             INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this Registration Statement of Raytheon Company and Subsidiaries Consolidated on Form S-8 of our report dated January 20, 1997, except as to the information presented in Note R for which the date is February 23, 1997, on our audits of the consolidated financial statements and financial statement schedule of Raytheon Company and Subsidiaries Consolidated.


/s/  Coopers & Lybrand

     Coopers & Lybrand L.L.P.


Boston, Massachusetts
September 24, 1997